Exhibit 99.1

BitNile Holdings Subsidiary, Ault Alliance, Agrees to Purchase EYP

Las Vegas, NV, April 25, 2022 – BitNile Holdings, Inc. (NYSE American: NILE), a diversified holding company (“BitNile” or the “Company”) announced today that its subsidiary, Ault Alliance, Inc. (“Ault Alliance”), has agreed to lend approximately $12 million (inclusive of existing loans) through a super-priority debtor-in-possession (“DIP”) loan to, and entered into an asset purchase agreement with, EYP, Inc. and its affiliates (“EYP”) providing for the acquisition of all of EYP’s assets for an aggregate consideration of approximately $68 million. Ault Alliance will also make an offer of employment to all current employees of EYP. EYP is an integrated architecture, engineering, and design services company specializing in higher education, healthcare, government and science & technology. The firm offers planning and design, high performance engineering, environmental graphics, preservation and modernization, interiors and workplace and sustainable landscapes to create differentiated structures. EYP has interdisciplinary offices in 11 cities across the United States.

The asset purchase agreement constitutes a “stalking horse” bid in a sale process being conducted under Section 363 of the U.S. Bankruptcy Code. As such, Ault Alliance’s acquisition of EYP’s assets remains subject to approval by the United States Bankruptcy Court for the District of Delaware, following court-approved bidding procedures, including the potential receipt of competing offers for EYP’s assets at auction. It is expected that the sale process will be completed by June 2022, and that throughout the sale process, the business will continue to operate in the ordinary course providing services to its customers. As part of the purchase, Ault Alliance will be able to include the value of its DIP loan as part of its bid at closing.

“We are very excited about the possibility of acquiring EYP and partnering with its exceptional management team and staff. We are confident we can support EYP’s growth and maximize the long-term value of the business,” said Christopher Wu, President of Ault Alliance.

For more information on BitNile and its subsidiaries, BitNile recommends that stockholders, investors, and any other interested parties read BitNile’s public filings and press releases available under the Investor Relations section at www.BitNile.com or available at www.sec.gov.

About BitNile Holdings, Inc.

BitNile Holdings, Inc. is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact. Through its wholly and majority-owned subsidiaries and strategic investments, BitNile owns and operates a data center at which it mines Bitcoin and provides mission-critical products that support a diverse range of industries, including defense/aerospace, industrial, automotive, telecommunications, medical/biopharma and textiles. In addition, BitNile extends credit to select entrepreneurial businesses through a licensed lending subsidiary. BitNile’s headquarters are located at 11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141; www.BitNile.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at www.BitNile.com.

BitNile Holdings Investor Contact:

IR@BitNile.com or 1-888-753-2235